                                                                    Exhibit 3.48


               State of Rhode Island and Providence Plantations
                             BUSINESS CORPORATION
                             _____________________

                       ORIGINAL ARTICLES OF INCORPORATION

                             _____________________

     The undersigned acting as incorporator(s) of a corporation under Chapter 7-
1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

     FIRST: The name of the corporation is MIDLAND MALL WILSONS HOUSE OF SUEDE, INC.

     SECOND:  The period of its duration is perpetual.

     THIRD:  The purpose or purposes for which the corporation is organized are:

          To do any lawful business and to buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

     The corporation shall have power (See (S) 7-1.1-4 of the General Laws, 1956, as amended.)
     (a) To have perpetual succession by its corporate name unless a limited period of duration is stated in its articles of incorporation.
     (b)  To sue and be sued, complain and defend, in its corporate name.
     (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
     (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, whenever situated.
     (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.
     (f)  To lend money and to use its credit to assist its employees.
     (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.
     (h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

   (i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.
   (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state .
   (k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.
   (l) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.
   (m) To make donations for the public welfare or for charitable, scientific or educational purposes.
   (n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.
   (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.
   (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.
   (q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.
   (r) To have and exercise all powers necessary or convenience to effect its purposes.

   FOURTH: The aggregate number of shares which the corporation shall have authority to issue is: 100 shares, all of which are without par value.

   FIFTH:   Provisions (if any) dealing with the preemptive right of
shareholders pursuant to (S) 7-1.1-24 of the General Laws, 1956, as amended:
NONE

   SIXTH:   Provisions (if any) for the regulation of the internal affairs of the corporation:  NONE

   SEVENTH: The address of the initial registered office of the corporation is Suite 3A, 101 Dyer Street, Providence 02903 and the name of its initial registered agent at such address is: United States Corporation Company.

    EIGHTH: The number of directors constituting the initial board of directors of the corporation is five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     Name                             Address

     Joel Waller                    11840 Olympic Blvd.
                                    Los Angeles, Ca. 90062
     Richard L. Anderson            3000 Westchester Ave.
                                    Harrison, NY  10528
     Richard T. O'Connell, Jr.      3000 Westchester Ave.
                                    Harrison, NY  10528
     Arthur V. Richards             3000 Westchester Ave.
                                    Harrison, NY  10528
     William C. Kingsford           3000 Westchester Ave.
                                    Harrison, NY  10528

     NINTH:  The name and address of each incorporator is:

     Name                                    Address

     John S. Hoenigmann             70 Pine Street
                                    New York, N.Y.  10270
     Leif A. Tonnessen              70 Pine Street
                                    New York, N.Y.  10270
     Paul Allersmeyer               70 Pine Street
                                    New York, N.Y.  10270

    TENTH:   Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation): upon incorporation, November 29, 1983.

Dated:  November 22, 1983


                              /s/ John S. Hoenigmann
                              -------------------------------------------------
                              John S. Hoenigmann

                              /s/ Leif A. Tonnessen
                              -------------------------------------------------
                              Leif A. Tonnessen

                              /s/ Paul Allersmeyer
                              -------------------------------------------------
                              Paul Allersmeyer

STATE OF NEW YORK     )    In the City) of New York
COUNTY OF NEW YORK    )

in said county this 22nd day of November, A.D. 1983 then personally appeared before me John S. Hoenigmann, Leif A. Tonnessen and Paul Allersmeyer each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                              /s/ Ann Patalano
                              -------------------------------------------------
                              Notary Public

                               ARTICLES OF MERGER
                            OF DOMESTIC CORPORATIONS
                                      INTO
                   MIDLAND MALL WILSONS HOUSE OF SUEDE, INC.


     Pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

     FIRST: The following Plan of Merger was approved by the shareholders of each of the undersigned corporations in the manner prescribed by Chapter 7-1.1:
The Plan of Merger is attached hereto as Exhibit A and incorporated herein.

     SECOND: As to each of the undersigned corporations, (except one whose shareholders are not required to approve the agreement under (S) 7-1.1-67, in which event that fact shall be set forth), the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

                               Number of         Entitled to Vote as a Class
                                              ----------------------------------
                                 Shares        Designation       Number of
   Name of Corporation         Outstanding      of Class           Shares
 ----------------------       -------------    --------------    ---------------
Rhode Island-Warwick Wilsons      100
  House of Suede, Inc.                      Each of the undersigned corporations
Snyder Leather of Warwick,        100       has only one class of capital
  RI., Inc.                                 stock outstanding.
Midland Mall Wilsons House        100
  of Suede, Inc.

     THIRD: As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

                                             Number of Shares
                            ---------------------------------------------------
                               Total    Total     Entitled to Vote as a Class
                                                 ------------------------------
                               Voted    Voted               Voted       Voted
   Name of Corporation          For     Against    Class      For      Against
                              -------  ---------  -------   --------   --------
Rhode Island-Warwick Wilsons    100        0
  House of Suede, Inc.                             Each of the undersigned
Snyder Leather of               100        0       corporations has only one
  Warwick, RI., Inc.                               class of capital stock
Midland Mall Wilsons            100        0       outstanding.
  House of Suede, Inc.

     FOURTH: Time merger to become effective ((S) 7-1.1-69): The close of business on August 17, 1996.

Dated:  July 19, 1996

                                            RHODE ISLAND-WARWICK WILSONS HOUSE
                                             OF SUEDE, INC.
                                            SNYDER LEATHER OF WARWICK, RI., INC.

                                            By /s/ David L. Rogers
                                               ---------------------------------
                                            Their President

                                            And /s/ Jonathan G. Halper
                                                --------------------------------
                                            Their Secretary

                                            MIDLAND MALL WILSONS HOUSE OF
                                             SUEDE, INC.

                                            By /s/ David L. Rogers
                                               ---------------------------------
                                            Its President

                                            And /s/ Jonathan G. Halper
                                                --------------------------------
                                            Its Secretary

STATE OF MINNESOTA    )
                      ) SC.
COUNTY OF HENNEPIN    )

     At St. Louis Park in said County on the 19th day of July, 1996, before me personally appeared David L. Rogers, who being by me first duly sworn, declared that he is the President of each of Rhode Island-Warwick Wilsons House of Suede, Inc. and Snyder Leather of Warwick, RI., Inc. that he signed the foregoing document as such President of the corporations, and that the statements therein contained are true.

                                            /s/ Amy M. Greene
                                            ------------------------------------
                                            Notary Public

(NOTARIAL SEAL)


STATE OF MINNESOTA    )
                      ) SC.
COUNTY OF HENNEPIN    )

     At St. Louis Park in said County on the 19th day of July, 1996, before me personally appeared David L. Rogers, who being by me first duly sworn, declared that he is the President of Midland Mall Wilsons House of Suede, Inc., that he signed the foregoing document as such President of the corporation, and that the statements therein contained are true.


                                            /s/ Amy M. Greene
                                            ------------------------------------
                                            Notary Public

                                                                       EXHIBIT A

                                 PLAN OF MERGER


     RHODE ISLAND-WARWICK WILSONS HOUSE OF SUEDE, INC. and SNYDER LEATHER OF WARWICK, RI., INC., all Rhode Island corporations (the "Terminating Corporations"), and MIDLAND MALL WILSONS HOUSE OF SUEDE, INC., a Rhode Island corporation ("Midland Mall"), shall merge into a single corporation pursuant to the Rhode Island Business Corporation Act upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Midland Mall (the "Merger") shall be effective at the close of business on August 17, 1996, and Midland Mall shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Midland Mall shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Midland Mall, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Rhode Island.

     (4) The Articles of Incorporation and By-Laws of Midland Mall in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Midland Mall, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Rhode Island, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "FIRST. The name of the corporation is Wilsons Leather of Rhode Island Inc."

     (5) The directors of Midland Mall immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Midland Mall immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.